UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2024

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2024, 5E Advanced Materials, Inc. (the “Company”) entered into commitment letters (the “Debt Commitment Letters”) with BEP Special Situations IV LLC (“Bluescape”) and Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (“Ascend,” and together with Bluescape, the “Commitment Parties”), pursuant to which each of the Commitment Parties has agreed to purchase $3.0 million aggregate principal amount of the Company's secured convertible promissory notes (the “Notes”) in a private placement, subject to the terms and conditions set forth therein (the “Debt Financing”). The funding of the Debt Financing pursuant to the Debt Commitment Letters is contingent on the satisfaction of certain conditions set forth therein, including the Company’s consummation of an equity financing (the “Equity Financing”) and the amendment of the Company’s existing Amended and Restated Note Purchase Agreement. The Notes will be substantially identical to the Company’s outstanding secured convertible promissory notes, and the conversion price for the Notes will be 125% of the price per share of the shares sold in the Equity Financing. Unless otherwise agreed by the parties, the Debt Commitment Letters will terminate on September 17, 2024 if the Debt Financing has not been consummated before such date. The proceeds from the Debt Financing will be used by the Company to advance its FEL-2 engineering program towards completion while providing working capital to continue operating its small-scale facility and progressing the Company’s customer qualification program.

The foregoing summary of the Debt Commitment Letters is qualified in its entirety by reference to the full text of the Bluescape Debt Commitment Letter and the Ascend Debt Commitment Letter, which are attached as Exhibits 10.1 and 10.2 to this Current Report, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

The Company announced that its cash and cash equivalents as of June 30, 2024 was $4.9 million.

Forward-Looking Statements

The information in this Form 8-K include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this Form 8-K regarding the Company’s plans, goals, and objectives are forward-looking statements. When used in this Form 8-K, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to: uncertainties as to the timing to consummate the Debt Financing or an Equity Financing, if at all; the impact of transaction costs; the effects of any unknown liabilities; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission from time to time. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These risks are not exhaustive and the information in this Form 8-K may be subject to additional risks. No representation or warranty (express or implied) is made as to, and no reliance should be placed on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Debt Commitment Letter, dated August 25, 2024, by and between the Company and Bluescape.
10.2	Debt Commitment Letter, dated August 25, 2024, by and between the Company and Ascend.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	August 26, 2024	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer